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                                                                    EXHIBIT 10.3



                             STOCK OPTION AGREEMENT
                             ----------------------


         STOCK OPTION AGREEMENT ("Agreement"), dated as of August 3, 1999, between Intrenet, Inc., an Indiana corporation (the "Company"), and Eric C. Jackson (the "Participant").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Participant has been granted options (the "Options") to purchase shares of the Company's Common Stock, without par value (the "Common Stock"), pursuant to the Company's 1993 Stock Option and Incentive Plan (the "Plan"); and

         WHEREAS, the parties hereto desire by this Agreement to document the grant of the Options, but intend that, except to the extent set forth herein, all of the terms and conditions of the Options shall be as contained in the Plan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the parties hereto hereby agree as follows:

         1. THE OPTIONS. Subject to the terms and conditions set forth herein and in the Plan, the Company's Incentive Compensation Committee has granted the Participant Options to purchase 100,000 shares of the Common Stock (the "Shares") at an exercise price of $2.8125 per Share (the last reported sale price of the Common Stock on August 2, 1999) exercisable immediately for a period of five (5) years from the date of this Agreement.

         2. EXERCISE. The Options may be exercised by the Participant only at the times and in the manner set forth herein and in the Plan.

         3. NONQUALIFIED STOCK OPTIONS. It is understood that the Options are not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

         4. SECTION 83(b) ELECTION. In the event that the Participant makes an election under Section 83(b) of the Code with respect to the Options or the Shares issuable upon the exercise thereof, the Participant shall notify the Company of such election within five business days thereafter.

         5. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. The Participant represents and warrants to the Company that:



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                            (a) he has received and carefully reviewed a copy of
     the Plan; and

                            (b) he understands that neither the Options nor any of the rights and interests under the Plan or hereunder may be assigned, encumbered or otherwise transferred (collectively, "Transferred") except, in the event of his death, by will or the laws and descent and distribution.

         6. PLAN CONTROLLING. The parties agree that, except to the extent set forth herein, all of the terms and conditions of the Options are contained in the Plan and there are no other agreements, written or oral, with respect thereto. Neither this Agreement nor the existence of the Options shall be construed as giving Participant any right to be retained in the employ of the Company or any of its affiliates.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first hereinabove written.


                                                 INTRENET, INC.


                                                 By /S/ EDWIN H. MORGENS
                                                    --------------------
                                                    Edwin H. Morgens,
                                                    Chairman of the Board


                                                 /S/ ERIC C. JACKSON
                                                 -------------------
                                                 Eric C. Jackson, Participant


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